UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 26, 2008

CLEARWIRE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34196	56-2408571
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
4400 Carillon Point, Kirkland, WA 98033
(Address of Principal Executive Offices) (Zip Code)
(425) 216-7600
(Registrant’s Telephone Number, Including Area Code)
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. Unregistered Sales of Equity Securities.
     As previously disclosed, on November 28, 2008, Clearwire Corporation (f/k/a New Clearwire Corporation) (the “Company”) consummated the transactions (the “Transactions”) contemplated by the Transaction Agreement and Plan of Merger, dated as of May 7, 2008, as amended (the “Transaction Agreement”), with Clearwire Legacy, LLC (f/k/a Clearwire Corporation) (“Old Clearwire”), Sprint Nextel Corporation, a Kansas corporation (“Sprint”), Intel Corporation, a Delaware corporation (“Intel”), Google Inc., a Delaware corporation (“Google”), Comcast Corporation, a Pennsylvania corporation (“Comcast”), Time Warner Cable Inc., a Delaware corporation (“Time Warner Cable”), and Bright House Networks, LLC, a Delaware limited liability company (“Bright House” and, collectively with Google, Comcast, Time Warner Cable and Intel, the “Investors”). A copy of the Transaction Agreement was previously filed as Exhibit 2.1 to the Company’s Registration Statement on Form S-4, originally filed on August 22, 2008, as amended. A copy of Amendment No. 1 to the Transaction Agreement, effective as of November 28, 2008, was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on November 28, 2008.
     Upon consummation of the Transactions (the “Closing”), the Investors originally purchased shares of the Company’s Class A Common Stock (the “Class A Common Stock”), Class B Common Stock (the “Class B Common Stock”) and Clearwire Communications’ Class B Common Interests (the “Clearwire Communications Class B Common Interests”), at a price of $20.00 per share or interest, as applicable. In accordance with the original terms of the Transaction Agreement, the purchase price paid by the Investors was subject to a post-closing adjustment to between $17.00 and $23.00 per share or interest, as applicable, on February 26, 2009 (the “Adjustment Date”), with the final purchase price determined based on the volume weighted average share price of the Class A Common Stock on the NASDAQ Global Select Market over 15 randomly-selected trading days during the 30-trading day period ending on and including the trading day prior to the Adjustment Date (the “Measurement Period”). Based on the Company’s trading price during the Measurement Period, the final purchase price to be paid by the Investors was established to be $17.00 per share or interest, as applicable.

As a result of such post-closing adjustment, on the Adjustment Date, each of the Investors received additional shares of Class A Common Stock, Class B Common Stock and Clearwire Communications Class B Common Interests, as applicable, representing the additional shares or interests, as applicable, that each such Investor would have purchased at the Closing if a purchase price of $17.00 (instead of the original $20.00) per share or interest, as applicable, were used to calculate the number of shares or interests, as applicable, purchased by each such Investor at the Closing. The number of Clearwire Communications Class B Common Interests and shares of Class B Common Stock received by Sprint and its affiliates and former shareholders of Old Clearwire in connection with the Transactions was not adjusted.
     The number of shares issued to the Investors on the Adjustment Date was as follows:
•	9,264,705 shares of Class B Common Stock and 9,264,705 Class B Common Interests were issued to affiliates of Comcast;

•	8,823,530 shares of Class B Common Stock and 8,823,530 Class B Common Interests were issued to affiliates of Intel;

•	4,852,941 shares of Class B Common Stock and 4,852,941 Class B Common Interests were issued to affiliates of Time Warner Cable;

•	882,353 shares of Class B Common Stock and 882,353 Class B Common Interests were issued to affiliates of Bright House; and

•	4,411,765 shares of Class A Common Stock were issued to Google.

     The Class B Common Stock carries with it a conversion right. Subject to certain limitations, a holder of Class B Common Stock has the right to exchange one share of Class B Common Stock together with one Clearwire Communications Class B Common Interest for one share of Class A Common Stock.
     In addition, pursuant to a Subscription Agreement, dated as of May 7, 2008, by and between the Company and CW Investment Holdings LLC (“CW Investments”), an entity affiliated with John Stanton, a director of the Company, on February 27, 2009 the Company sold 588,235 shares of Class A Common Stock to CW Investments, at a price of $17.00 per share.
     Following the post-closing adjustment and the purchase by CW Investments, as of February 27, 2009, there are 195,006,706 shares of Class A Common Stock and 528,823,529 of Class B Common Stock of the Company outstanding, and 528,823,529 Class B Common Interests of Clearwire Communications outstanding.
     Each of the sales disclosed herein were effected pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARWIRE CORPORATION
Dated: February 27, 2009	By:	/s/ Broady R. Hodder
Broady R. Hodder
Senior Vice President and General Counsel